Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of The Fifth & Pacific Companies 401(k) Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fifth & Pacific Companies, Inc. on Form S-8 (File No. 2-95258, effective January 11, 1985).

/s/ Grant Thornton LLP

New York, New York

June 13, 2012